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[Logo]                  RWE Acquisition Update #11

December 11, 2001

This is an update on the RWE/Thames acquisition for Associates of American Water. Frequent updates will be distributed in the coming weeks via email. They are then archived, along with other important materials, in the "RWE Acquisition Update" database on Lotus Notes.



               RWE Expands its Position in Chilean Water Market
              Thames Water - RWE Group Acquires Majority in ESSEL

Thames Water, the management company of RWE's core water business, has acquired a majority interest in the Chilean water supplier ESSEL, in Rancagua. Until now, Thames Water and Electricidade de Portugal SA, Lisbon (EDP), jointly held 51% in ESSEL. After the transfer of EDP's shareholding of 25.5% to Thames Water, Corfo, a Chilean state-owned company, will continue to hold the remaining 49%.

ESSEL, or Empresa de Servicios Sanitarios del Libertador SA, supplies more than 500,000 people of Chile's sixth region with water and wastewater services. In fiscal 2000, the company generated net sales of approximately US$24 million. With this move, Thames Water further expands its position in the Chilean water market. Together with its majority interest in ESSBIO in Concepcion, and the franchise acquisition of ESSAM, the company now has a market share of 20% in Chile.

                                     * * *

         Forward looking statements in this report, including, without limitation, statements relating to the Company's plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. These factors include, among others, the following: the success of pending applications for rate increases, inability to obtain, or to meet conditions imposed for, regulatory approval of pending acquisitions, weather conditions that tend to extremes of temperature or duration; availability, terms and development of capital; business abilities and judgment of personnel; changes in, or the failure to comply with governmental regulations, particularly those affecting the environment and water quality; competition; success of operating initiatives, advertising and promotional efforts; existence of adverse publicity or litigation; changes in business strategy or plans; quality of management; general economic and business conditions; the ability to satisfy the conditions to closing set forth in the definitive agreement; and other factors described in filings of the Company with the SEC. The Company undertakes no obligation to publicly update or revise any forward looking statement, whether as a result of new information, future events or otherwise.